Liberty Silver Corp. Announces Closing of US$1,250,000 Loan Facility and Debt Settlement

October 17, 2014 - Toronto, Ontario. Liberty Silver Corp. (“Liberty” or the “Company”) today announced that it has amended and restated its agreement in relation to an existing US$1,210,000 principal amount secured loan facility (the “Original Loan”) made available by BG Capital Group Ltd. (“BGCG”). Under the terms of the revised agreement, BGCG has made available to the Company a committed non-revolving term credit facility in the principal amount of US$1,250,000 (the “New Loan”), which shall initially bear interest at a rate of 11% per annum and which shall be secured by a charge on all of the assets of the Company. The Company has also repaid the indebtedness to BGCG under the Original Loan by converting the outstanding, aggregate total sum of the principal amount of the Original Loan, together with all accrued and unpaid interest thereon, being US$1,248,653.70 (the “Debt”), into 99,892,296 common shares of the Company (“Common Shares”) at a deemed issue price of US$0.0125 per Common Share, in full satisfaction of the Debt under the Original Loan.

The New Loan consists of up to US$1,250,000 of new credit facilities, of which US$25,000 had been advanced to the Company pursuant to a promissory note, which was superseded by the New Loan and became part of the first advance under the New Loan in the aggregate amount of US$350,000. The Company intends to use the funds from the New Loan for drilling, metallurgical work, environmental permitting, surveying and other related exploration expenses pertaining to its Trinity Project as well as land taxes and related fees, and for general working capital purposes.

“The Loan will allow us to advance operations while we consider alternatives for more enduring sources of financing,” stated Tim Unwin, Chairman of the board of directors of Liberty.

The key terms of the Loan are as follows:

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a total amount of up to US$1,250,000 is being advanced to Liberty, of which US$25,000 was previously advanced by way of promissory notes subsequent to the signing of the letter of intent relating to the New Loan (which promissory note is superseded by the New Loan), US$325,000 was advanced upon closing of the New Loan today (the “Closing Date”), US$150,000 to be advanced on any date that is mutually agreeable between BGCG and the Company, between the Closing Date and November 30, 2014, or failing such agreement, on November 30, 2014, US$250,000 on December 31, 2014, US$250,000 on March 31, 2015, and US$250,000 on June 30, 2015;

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the outstanding principal amount bears interest at 11% per annum from date of advance and becomes due and payable in its entirety one year following the Closing Date (the “Maturity Date”). The Company has the option to extend the

Maturity Date by six months, with interest payable at 15% per annum accruing on the outstanding principal amount during such extension period;

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the New Loan is secured by a charge on all of the assets of the Company; and

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BGCG, at any time up to one business day prior to the Maturity Date, at its sole option, shall be entitled to convert all or any portion of the outstanding principal amount of the New Loan advanced to Liberty (including all deferred interest), together with all accrued interest, into Common Shares, on the basis of US$0.0125 per Common Share. The conversion rights are subject to the Company having sufficient authorized capital available to satisfy the exercise of the conversion rights from time to time. To the extent there is not sufficient authorized capital at any time to permit the full exercise of all conversion rights available to BGCG at such time, the Company shall take all reasonable commercial efforts to hold, as expeditiously as possible, a shareholders’ meeting to approve the necessary increase to the authorized capital in order that the conversion rights available to BGCG may be exercised to its fullest extent.

The lender pursuant to the New Loan is BGCG. BGCG and certain of its related parties own, directly and indirectly, 129,861,249 Common Shares, representing approximately 70.1% of the Company’s 185,139,574 issued and outstanding Common Shares. Other than pursuant to the New Loan, the Company does not have any contractual or other relationship with BGCG.

The Common Shares issued pursuant to the settlement of the Debt are subject to a statutory four (4) month and one day hold period.

As BGCG owns, directly or indirectly, more than 10% of the issued and outstanding Common Shares, BGCG is a “related party” of the Company and the New Loan constitutes a “related party transaction” as such terms are defined by Multilateral Instrument 61-101- Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Therefore, in the absence of exemptions, the Company would be required to obtain a formal valuation for, and minority shareholder approval of, the “related party transaction”. Liberty is relying on the exemptions from the formal valuation and minority approval requirements of MI 61-101 pursuant to which such steps are not required in the event that the issuer is in serious financial difficulty and the transaction is designed to improve the financial condition of the issuer. The board of directors of the Company, all of whom are independent of BGCG and its affiliates, have determined, acting in good faith, that given Liberty’s present circumstances, the terms of the New Loan are reasonable and Liberty is eligible for these formal valuation and minority approval exemptions from MI 61-101.

About Liberty Silver Corp.

Liberty is focused on exploring and advancing mineral properties located in North America. Liberty is led by an experienced board of directors and a skilled management team. Liberty is committed to creating value for its shareholders by utilizing its mitigated risk approach to developing new resources on its current properties, and by acquiring new properties that have the potential to increase their resource base. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.  Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations or assumptions with respect to, among other things, the Company’s present and future financial condition, the Company’s ability to refinance or convert the New Loan upon maturity or to otherwise secure additional sources of financing, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the uses of proceeds from the New Loan, future advances under or extensions to the New Loan, and conversions of the New Loan into equity of the Company. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; efforts required to comply with the terms of the New Loan; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.